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Exhibit 10.1
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       FIRST AMENDMENT TO SECOND RESTATED AND AMENDED ACCOUNTS RECEIVABLE
                              MANAGEMENT AGREEMENT

     FIRST AMENDMENT TO SECOND RESTATED AND AMENDED ACCOUNTS RECEIVABLE MANAGEMENT AGREEMENT, dated as of August 8, 2001 (this "Amendment"), to the
                                                        ---------
Existing Credit Agreement (as hereinafter defined), by and between GMAC COMMERCIAL CREDIT LLC, as successor in interest by merger to BNY FINANCIAL CORPORATION ("Lender") and WORLD AIRWAYS, INC. ("Borrower").

                                    RECITALS

The Lender and the Borrower have entered into the Existing Credit Agreement, pursuant to which the Lender is providing to the Borrower a $25,000,000 revolving credit facility, which is secured by certain accounts receivable, inventory, aircraft, and other collateral of the Borrower. The Borrower has requested that the Lender agree to amend certain financial covenants under the Existing Credit Agreement and the Lender has agreed to such amendments subject to the conditions described herein.

     In consideration of the foregoing and of the mutual covenants and undertakings herein contained, the parties hereto hereby agree that the Existing Credit Agreement is amended as hereinafter provided.

                                    ARTICLE I
                                   Definitions

     1.   Definitions. (a) In addition to the definitions set forth in the
          -----------
heading and the recitals to this Amendment, the following definitions shall apply hereto:

     "Agreement" means the Existing Credit Agreement as amended, supplemented or
      ---------
otherwise modified from time to time up to and including this Amendment.

     "Existing Credit Agreement": the Second Restated and Amended Accounts
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Receivable Management Agreement, made as of April 27, 2001 by and between the
Lender and the Borrower as amended or otherwise modified from time to time prior to the First Amendment Effective Date.

     (b) Unless otherwise indicated, capitalized terms that are used but not defined herein shall have the meanings ascribed to them in the Existing Credit Agreement.

                                   ARTICLE II
                                 Representations

     1.  Representations. The Borrower hereby represents and warrants as
         ---------------
follows:

     (a) If has full power, authority and legal right to enter into this Amendment and perform all of its respective obligations hereunder. The execution, delivery and performance hereof is within its powers and has been duly authorized, is not in contravention of any law(s) which might have a material adverse effect upon it, the Collateral, its operations, financial condition or prospects, or in contravention of the terms of its by-laws, certificate of incorporation, declaration of trust or other documents relating to its formation, as applicable, or to the conduct of its business or of any material agreement or undertaking to which it is a party or by which it is bound, and will not conflict with or result in any breach of any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any of its assets under, the provisions of any agreement, charter, instrument, by-law, declaration of trust or other instrument to which it is a party or


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by which is or its assets may be bound.

     (b) It is duly organized and in good standing under the laws of its state of organization and it is qualified to do business and is in good standing in all jurisdictions in which qualification and good standing are necessary for it
--------------------
to conduct its business and own its properties and where the failure to so qualify would have a material adverse effect on its business, operations, property, condition (financial or otherwise) or prospects.

     (c) This Amendment has been duly executed and delivered on its behalf and this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     (d)  The conditions contained in Article IV hereof have been satisfied.

     (e) Each of the Existing Credit Agreement and the Ancillary Agreement is on the date hereof in full force and effect.

     (f)  No Event of Default has occurred and is continuing.

                                   ARTICLE III
                     Amendments to Existing Credit Agreement

     1.   Amendment to Section 12 (n). (a) Section 12(n) of the Existing Credit
          --------------------------
Agreement is hereby deleted in its entirety and replaces by the following:

          "(n) it shall not permit its Tangible Net Worth to be less than the following amounts at any time during the following periods provided that
     (A) each such amount shall be decreased by the cumulative amount of dividends paid in accordance herewith and (B) upon an Equity Infusion, each such amount shall be increased by the amount of such Equity Infusion:

     Quarter Ending                                  Amount
     --------------                                  ------

     3/31/01                                         $ 21,383,000.00
     6/30/01                                         $ 14,500,000.00
     9/30/01                                         $  8,500,000.00
     12/31/01                                        $  6,500,000.00
     3/31/02                                         $ 32,427,000.00
     6/30/02                                         $ 32,750,000.00
     9/30/02                                         $ 34,075,000.00
     12/31/02                                        $ 34,301,000.00
     3/31/03                                         $ 34,737,000.00
     6/30/03                                         $ 35,680,000.00
     9/30/03                                         $ 37,852,000.00
     12/31/03                                        $ 38,682,000.00
     3/31/04                                         $ 39,123,000.00

     2.   Amendment to Section 12(o). Section 12(o) of the Existing Credit
          --------------------------
Agreement is hereby deleted in its entirety and replaced by the following:

          "(o) it shall not permit its net income, before taxes, to be less than the following amounts for the following periods:

     Date                                            Amount
     ----                                            ------

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     3/31/01                                           $ (10,304,000.00)
     6/30/01                                           $ (10,000,000.00)
     9/30/01                                           $  (6,500,000.00)
     12/31/01                                          $  (2,000,000.00)
     3/31/02                                           $     600,000.00
     6/30/02                                           $     300,000.00
     9/30/02                                           $   1,400,000.00
     12/31/02                                          $     225,000.00
     3/31/03                                           $     450,000.00
     6/30/03                                           $   1,000,000.00
     9/30/03                                           $   2,375,000.00
     12/31/03                                          $     800,000.00
     3/31/04                                           $     500,000.00

     provided that in any quarter that the net income exceeds the applicable amount set forth above, such excess may be applied to the next consecutive quarter for purposes of this Section 12(o)."

     3.   Amendment to Section 12 (p). Section 12(p) of the Existing Credit
          ---------------------------
Agreement is hereby deleted in its entirety and replaced by the following:

          "(p) it will maintain a Debt Coverage Ratio, at all times, for each of the fiscal quarters as stated below:

     Fiscal Quarter Ending                            Ratio
     ---------------------                            -----

     3/31/01                                          (3.70) to 1
     6/30/01                                          (0.60) to 1
     9/30/01                                          (2.50) to 1
     12/31/01                                         (1.00) to 1
     3/31/02                                            1.00 to 1
     6/30/02                                            1.00 to 1
     9/30/02                                            1.00 to 1
     12/31/02                                           1.00 to 1
     3/31/03                                            0.75 to 1
     6/30/03                                            1.00 to 1
     9/30/03                                            1.00 to 1
     12/31/03                                           1.00 to 1
     3/31/04                                            1.00 to 1

                                   ARTICLE IV
                           Conditions to Effectiveness

     This Amendment, and the modifications to the Existing Credit Agreement provided for herein, shall become effective on the date (the "First Amendment
                                                              ---------------
Effective Date") on which all of the following conditions have been (or are
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concurrently being) satisfied:

     1. This Amendment shall have been duly executed and delivered by each party thereto.

     2. Each of the representations and warranties made by the Borrower in or pursuant to the Agreement and any Ancillary Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of such date (except to the extent the same relate to another, earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

     3.  Borrower shall have paid to Lender an amendment fee equal to $50,000.00

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     4.  No Event of Default shall have occurred and be continuing.

     5. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by the Existing Credit Agreement and this Amendment shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                                    ARTICLE V
                                  Miscellaneous

     1.  Payment of Expenses. Without limiting its obligations under Section 14
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of the Agreement, the Borrower agrees to pay or reimburse the Lender for all of its reasonable costs and expenses incurred in connection with this Amendment, including, without limitation, the reasonable costs and expenses of Pillsbury Winthrop LLP, counsel to the Lender and expressly acknowledge that their obligations hereunder constitute "Obligations" within the meaning of the Existing Credit Agreement.

     2.  No Other Amendments; Confirmation. Except as expressly amended,
         ---------------------------------
modified and supplemented hereby and by the documents related hereto, the provisions of the Existing Credit Agreement and the other Ancillary Agreements shall remain in full force and effect.

     3.  Governing Law; Counterparts. (a) This Amendment and the rights and
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obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

     (b) This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with each of the Borrower and the Lender. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.


                            [Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                              WORLD AIRWAYS, INC.
                                    Borrower

                              By_______________________________________________
                                                Title:

                              GMAC COMMERCIAL CREDIT LLC,
                              successor in interest by merger to BNY Financial Corporation, as Lender

                              By_______________________________________________
                                                Title:


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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                WORLD AIRWAYS, INC.
                                     Borrower

                                By_________________________________________
                                   Title:

                                GMAC COMMERCIAL CREDIT LLC,
                                successor in interest by merger to BNY Financial Corporation, as Lender

                                By_________________________________________
                                   Title: